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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                               CORESTAFF, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                               76-0407849
(State of incorporation or organization)            (I.R.S. Employer
                                                   Identification No.)

    4400 POST OAK PARKWAY, SUITE 1130
            HOUSTON, TEXAS                             77027-3413
(Address of principal executive offices)               (Zip Code)
                              ____________________

                         Securities to be registered
                    pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class               Name of each exchange on
         to be so registered               which each class is to be registered
         -------------------               ------------------------------------

         _____% Convertible Subordinated           NasdaqSmallCap Market
         Notes due 2004

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The material set forth in the section captioned "Description of the Notes" contained in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-31509) filed with the Securities and Exchange Commission (the "SEC") on July 23, 1997, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

         The following Exhibit is filed with the Securities and Exchange Commission and The Nasdaq SmallCap Market:

          1. Form of Indenture between the Company and Trustee is incorporated herein by reference from the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-31509) filed with the SEC on July 23, 1997.


                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             CORESTAFF, INC.  (Registrant)


                                  By  \s\ PETER T. DAMERIS
                                      --------------------------------------
                                      Name:  Peter T. Dameris
                                      Title: Senior Vice President, General
                                               Counsel and Secretary


Date: August 1, 1997